Exhibit 10.28

COMMON STOCK WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE, PLEDGE OR OTHER DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE 68,630 SHARES OF COMMON STOCK

Dated: July 8, 2004

THIS CERTIFIES THAT, for value received, Oxford Finance Corporation, a Delaware corporation (“Holder”), is entitled to subscribe for and purchase sixty-eight thousand six hundred thirty (68,630) shares of the fully paid and non-assessable Common Stock (“the Shares”) of Elixir Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Common Stock” shall mean the Company’s presently authorized Common Stock, $0.001 par value per share, and any stock into which such Common Stock may hereafter be exchanged.

1. Warrant Price. The Warrant Price shall initially be One and 31.137/100 dollars ($1.31137) per share, subject to adjustment as provided in Section 7 below. The Holder hereby acknowledges that the Warrant Price does not represent the current fair market value of the Shares, which is currently $0.10 per Share, as determined by the Board of Directors of the Company.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the earlier of:

(a)	5:00 P.M. Eastern Standard time on the May 22, 2009; or

(b)	The closing of the initial public offering of the Company’s Common Stock (the “Initial Public Offering”) pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”). The Company shall provide notice of the Initial Public Offering to the Holder at least 30 days prior to the closing thereof; or

(c)	The effective date of the merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets or all or substantially all of its shares to another corporation or other entity (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting, or purchasing corporation); provided that the Company shall notify the registered Holder of this Warrant of the proposed effective date of such merger, consolidation, or sale at least 30 days prior to the effectiveness thereof.

In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph (b) or subparagraph (c) hereof, the transaction does not close within 60 days of the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Paragraph 2.

COMMON STOCK WARRANT

3. Method of Exercise; Payment; Issuance of Shares; Issuance of New Warrant.

(a)	Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made promptly after exercise of the Warrant and at the Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof promptly after exercise of the Warrant.

(b)	Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company’s Common Stock computed using the following formula:

X = Y (A-B)

      A

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)	Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of the Company’s Common Stock shall mean:

(i) In the event of an exercise following receipt by the Holder of notice as described in Section 2(b) above, the per share Fair Market Value for the Common Stock shall be the Offering Price at which the underwriters initially sell Common Stock to the public; or

(ii) In the event of an exercise following receipt by the Holder of notice as described in Section 2(c) above, the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or

(iii) If otherwise, the per share fair market value of the Common Stock shall be as determined in good faith by the Company’s Board of Directors unless Holder elects to have such fair market value determined by an appraiser, which election must be made by Holder within ten (10) business days of the date the Company notifies Holder of the fair market value as determined by its Board of Directors. In the event of such an appraisal, the cost thereof shall be borne by the Holder unless such appraisal results in a fair market value in excess of 125% of that determined by the Company’s Board of Directors, in which event the Company shall bear the cost of such appraisal.

COMMON STOCK WARRANT

In the event of 3(c)(ii) or 3(c)(iii), above, the Company’s Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, to certify to the Holder that the price, as determined herein, is current Fair Market Value of the Company’s Common Stock. Such certification must be made to Holder at least thirty (30) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) and 3(c)(iv).

(d)	Automatic Exercise. To the extent this Warrant is not previously exercised, and the fair market value of one share of Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of Common Stock shall be determined pursuant to the applicable subsection of Section 3(c).

4.	Representations and Warranties of Holder and Restrictions on Transfer Imposed by the Securities Act of 1933.

(a)	Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) under the Act and has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to bear the economic risks of its investment.

(ii) The Holder is acquiring the Warrant and the Shares of Common Stock issuable upon exercise of the Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Holder understands (i) that the Securities have not been registered under the Act or qualified under applicable state securities laws by reason of a specific exemption from the registration and qualification requirements thereof and (ii) that the Company’s reliance on such exemption is predicated upon the representations set forth in this Section. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

(iii) In no event shall the Holder make a disposition of any of the Securities unless either (i) such Securities first shall have been registered under the Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company and its legal counsel, to the effect that such disposition is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a disposition made in accordance with Rule 144 under the Act.

(iv) The Holder understands and hereby acknowledges that if the Company does not register the Securities with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement

COMMON STOCK WARRANT

covering the Securities under the Act is not in effect when the Holders desires to dispose of any Securities, the Holder may be required to hold such Securities indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

(v) The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(b)	Legends. Each certificate representing the Securities shall be endorsed with the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (i) A REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE UNDER SAID ACT IS IN EFFECT OR (ii) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The Company need not enter into its stock register a transfer of Securities unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

(c)	Removal of Legend and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph 4(b) of this Warrant and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

5. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise, for investment purposes only and not with a view to any sale or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, or will provide the Company with a statement of pertinent facts covering any proposed distribution. Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company’s option, contain a legend in form and substance satisfactory to the Company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

As further condition to each transfer, the Holder shall surrender this Warrant to the Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

COMMON STOCK WARRANT

6. Stock Fully Paid; Reservation of Shares. All Shares, which may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

7. Adjustment for Certain Events. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

8. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company’s chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

9. “Market Stand-Off” Agreement. Holder hereby agrees that for a period of up to 180 days following the effective date of the first registration statement of the Company covering common stock (or other securities) to be sold on its behalf of the Company in an underwritten public offering, it will not, to the extent requested by the Company and any underwriter, sell or otherwise transfer or dispose of (other than to donees or transferees who agree to be similarly bound) any of the Shares at any time during such period except common stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights enter into similar agreements.

10. Transferability of Warrant. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 5 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

11. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense within respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

13. No Shareholder Rights Until Exercise. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

14. Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

COMMON STOCK WARRANT

15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.	Miscellaneous.

(a)	Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

(b)	Successors. This Warrant shall be binding upon any successors or assigns of the Company.

(c)	Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

(d)	Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(e)	Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the Commonwealth of Virginia or Massachusetts, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

17. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

18. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

If to the Company:	Elixir Pharmaceuticals, Inc.
One Kendall Square
Building 1000, 5th Floor
Cambridge, MA 02139
Attn: Ms. Karen Roberts

If to the Holder:	Oxford Finance Corporation
133 N. Fairfax Street
Alexandria, VA 22314
Attn: Michael J. Altenburger

19. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

COMMON STOCK WARRANT

20. Facsimile Signatures. This Warrant may be executed by facsimile signature provided that the Company shall deliver the original to the Holder by overnight mail for delivery no later than the next business day following execution by facsimile.

IN WITNESS WHEREOF, Elixir Pharmaceuticals, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of July 8, 2004.

By:	/s/ Karen L. Roberts
Name:	Karen L. Roberts
Title:	Vice President, Finance & Administration

Agreed and Accepted:

Oxford Finance Corporation, a Delaware corporation

Dated as of July __, 2004

By:
Name:
Title: